UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 18, 2008

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Quintessence Photonics Corporation (“Quintessence”), a wholly owned subsidiary of QPC Lasers, Inc. (the “Company”), is in default of its obligations under that certain Secured Promissory Note, dated September 18, 2006, issued by Quintessence in favor of Finisar Corporation (“Finisar”), as amended by that certain Secured Promissory Note Extension Agreement, dated June 27, 2008, and as further amended by that Second Secured Promissory Note Extension Agreement, dated August 20, 2008 (as amended, the “Finisar Note”).

On November 18, 2008, Quintessence and Finisar entered into a Forbearance Agreement, effective November 18, 2008 (the “Forbearance Agreement”), under which Finisar has agreed to forbear from exercising its remedies under the Finisar Note and the related Security Agreement, dated September 18, 2006 (the “Security Agreement”), through 5 p.m., Pacific Standard Time, on November 24, 2008 (the “Forbearance Period”). The Forbearance Period is intended to facilitate a possible sale of Company assets through Chapter 11 of the federal bankruptcy law or otherwise negotiate a transaction that will be satisfactory to Finisar. .

During the Forbearance Period, Quintessence may continue to use the collateral securing Quintessence’s obligations under the Finisar Note (the “Collateral”) so long as Quintessence does not sell, convey, assign, transfer or otherwise dispose of any interest in the Collateral or encumber or otherwise permit to exist any lien on the Collateral except in the ordinary course of business consistent with past practices. The Collateral consists of substantially all of Quintessence’s assets, including all of the tangible and intangible assets of Quintessence listed on Exhibit B attached to the Forbearance Agreement.

Under the terms of the Forbearance Agreement, Finisar is under no obligation to accept any repayment proposal advanced by Quintessence and Finisar may decline any proposal for any or no reason, in its sole and absolute discretion. In addition, Finisar shall have no further obligation to forbear from enforcement of its rights if, upon expiration of the Forbearance Period, Quintessence and Finisar have not agreed to terms whereby the Event of Default has been cured or the balance of the Finisar Note has not been paid in full or if at any time Quintessence is in breach of any term or condition of the Forbearance Agreement.

Concurrently with the execution and delivery of the Forbearance Agreement, Quintessence and Finisar agreed to execute and deliver a Notice of Non-Opposition, Stipulation and Consent to Issuance of Writs of Possession and Attachment by Defendants Quintessence and Quintessence agreed to accept service of related attachment pleadings attached to the Forbearance Agreement. In addition, as further consideration for the forbearance, Quintessence agreed to release and forever discharge Finisar, M.U.S.A., Inc. (“MUSA”) and their respective attorneys, other professionals and agents from any claims of any nature whatsoever, known or unknown, that Quintessence has or claims to have had against Finisar or MUSA with respect to the Finisar Note, the amendments thereto, the security documents entered into in connection therewith and the Intercreditor Agreement, dated September 18, 2006, among Quintessence, Finisar and MUSA. Quintessence also acknowledged in the Forbearance Agreement that interest continues to accrue under the terms of the Finisar Note at the 18.0% default rate and will continue to do so until the Event of Default is cured and that none of the terms of the Forbearance Agreement constitutes a cure of the Event of Default.

A copy of the Forbearance Agreement is attached hereto as Exhibit 10.1.

While the Company will use the time provided by the Forbearance Agreement to pursue a possible asset sale through Chapter 11 or other transaction which might increase the assets available to the Company’s creditors, no assurance can be given that any such sale or transaction can be arranged or that the proceeds from any such sale or transaction would materially increase the funds available to pay the Company’s creditors. As previously disclosed, it is very likely that the Company will file for protection under Chapter 7 or Chapter 11 of the federal bankruptcy laws and that its common stock will have no value after liquidation of the Company is completed.

Safe Harbor Statement

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's financing plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties, including those risks identified in the Company's annual report on Form 10-KSB and other filings made by the Company with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Forbearance Agreement, effective November 18, 2008, by Quintessence Photonics Corporation in favor of Finisar Corporation

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: November 19, 2008	By: /s/ George Lintz
George Lintz
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Forbearance Agreement, effective November 18, 2008, by Quintessence Photonics Corporation in favor of Finisar Corporation